EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul F. Walsh, George W. Gresham and Steven F. Coleman, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Post-Effective Amendment No. 1 to the Registration Statement of eFunds Corporation on Form S-8 under the Securities Act of 1933, as amended, with respect to shares of eFunds Corporation’s common stock issuable under the eFunds Corporation 2000 Stock Incentive Plan, as amended, and any and all further amendments to such Registration Statement (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date

/s/ Paul F. Walsh	February 17, 2006
Paul F. Walsh, Chairman and Chief
Executive Officer

/s/ George W. Gresham	February 17, 2006
George W. Gresham, Executive Vice President
and Chief Financial Officer

/s/ Richard J. Almeida	February 17, 2006
Richard J. Almeida, Director

/s/ John J. Boyle III	February 17, 2006
John J. (Jack) Boyle III, Director

/s/ Janet M. Clarke	February 17, 2006
Janet M. Clarke, Director

/s/ Richard J. Lehmann	February 17, 2006
Richard J. Lehmann, Director

/s/ Robert C. Nakasone	February 17, 2006
Robert C. Nakasone, Director

/s/ Sheila A. Penrose	February 17, 2006
Sheila A. Penrose, Director

Hatim A. Tyabji, Director